
                                                                      EXHIBIT 21


                               GIANT GROUP, LTD.
                     SUBSIDIARIES AS OF DECEMBER 31, 1998

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
     Corporation             State of Incorporation           Ownership
     -----------             ----------------------           ---------
KCC Delaware Company                Delaware                     100%

Periscope Sportsware, Inc.          Delaware                     100%